Ex. T3B.38

BY-LAWS

of

SLA Mail II, Inc.

A Massachusetts Corporation

Adopted:  July       , 2001
Date

____________________
Clerk

BYLAWS

OF

SLA Mail II, Inc.

(A Massachusetts Corporation)

ARTICLE I

STOCKHOLDERS

Section 1.1                      Annual Meetings.  The annual meeting of the stockholders of the corporation shall be held on the second Wednesday in the month of February of each year.  The annual meeting shall be held at such place within the United States as may be designated in the notice of meeting.  If the day fixed for the annual meeting shall fall on a legal holiday, the meeting be held on the next succeeding day. not a legal holiday.  In the event that no date for the annual meeting is established, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

Section 1.2                      Special Meetings.  Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk upon written application of one or more stockholders who hold shares representing at least ten percent (10%) of the capital stock entitled to vote at such meeting.  Special meetings of the stockholders shall be held at such time, date and place within or without the United States as may be designated in the notice of such meeting.

Section 1.3                      Notice of Meeting.

(a)           A written notice stating the place, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Articles of Organization or these Bylaws, is entitled to such notice, by delivering such notice to such person or leaving it at the stockholders residence or usual place of business, or by mailing it, postage prepaid, and addressed to the stockholder at his address as it appears upon the books of the corporation, at least seven days and not more than 60 days before the meeting.  Such notice shall he given by the clerk, an assistant clerk, or any other officer or person designated either by the clerk or by the person or persons calling the meeting.

(b)           The requirement of notice to any stockholder may be waived by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, or if communication with such stockholder is unlawful, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice.  Except as otherwise provided herein, the notice to the stockholders need not specify the purposes of the meeting.

(c)           If a meeting is adjourned to another time or place, notice need not he given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4                      Quorum.  The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Section 1.5                      Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote owned by such stockholder of record according to the books of the corporation, unless otherwise provided by law or by the Articles of Organization.  Stockholders may vote either in person or by written proxy.  No proxy dated more than six months prior to the date of the meeting shall be valid although, unless otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.  Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 1.6                      Action at Meeting.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Articles of Organization or these Bylaws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.7                      Action Without Meeting.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the consent shall be treated for all purposes as a vote at a meeting.

Section 1.8                      Voting of Shares of Certain Holders.

(a)           Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

(b)           Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court- appointed guardian or conservator without transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares of capital stock of the corporation standing in the name of a trustee may be voted by such trustee.

(c)           Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(d)           A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)           Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1                      Powers.  Except as reserved to the stockholders by law, by the Articles of Organization or by these Bylaws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation.  In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as the board of directors shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2                      Number of Directors; Qualifications.  The board of directors shall consist of such. number of directors (which shall not be less than three or less than the number of stockholders, it less than three) as shall be fixed initially by the incorporator(s) and thereafter by the stockholders.  No director need be a stockholder.

Section 2.3                      Nomination of Directors.

(a)           Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.  Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the clerk of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the clerk of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

(b)           Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee.

(c)           The chairman of the meeting of stockholders may, of the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.4                      Election of Directors.  The initial board of directors shall be elected by the incorporator(s) at the first meeting thereof and thereafter the board of directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

Section 2.5                      Vacancies; Reduction of the Board.  Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board of directors, may be filled by the stockholders, by the directors then in office or by a sole remaining director.  In lieu of filling any such vacancy, the stockholders or board of directors may reduce the number of directors, but not to a number less than the minimum number required by Section 2.2.  When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.6                      Enlargement of the Board.  The board of directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

Section 2.7                      Tenure and Resignation.  Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, directors shall hold office until the next annual meeting or stockholders and thereafter until their successors are chosen and qualified.  Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk or assistant clerk, if any.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.8                      Removal.  A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such director, or may be removed for cause by a vote of a majority of the directors then in office;

provided, however, that a director may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to meow him.

Section 2.9                      Meetings.  Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the Commonwealth of Massachusetts as the board may from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination.  A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in lieu of such annual meeting, unless a quorum of the directors is not then present.  Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the president, treasurer, or one or more directors.  Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.10                      Notice of Meeting.  It shall be sufficient notice to a director to send notice by mail at least 72 hours before the meeting addressed to such person at his usual or last known business or residence address or to give notice to such person in person or by telephone at least 24 hours before the meeting.  Notice shall be given by the clerk, assistant clerk, if any, or by the officer or directors calling the meeting.  The requirement of notice to any director may be waived by a written waiver of notice, executed by that director before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice.  A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

Section 2.11                      Agenda.  Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.12                      Quorum.  At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business.  Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.13                      Action at Meeting.  Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Articles of Organization or by these Bylaws.  The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

Section 2.14                      Action Without Meeting.  Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings.  Such consent shall be treated for all purposes as a vote of the directors at a meeting.

Section 2.15                      Committees.  The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Articles of Organization or these Bylaws they may nor delegate.  Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall he called, notice given or waived, its business conducted or its action taken as nearly as may he in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the board of directors.  The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any committee at any time.  The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE III

OFFICERS

Section 3.1                      Officers Enumerated.  The officers shall consist of a president, a treasurer, a clerk and such other officers and agents (including one or more vice-presidents, assistant treasurers, assistant clerks, secretaries and assistant secretaries), with such duties and powers, as the board of directors may determine.

Section 2.2                      Election.  The president, treasurer and clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders.  Other officers may be chosen by the directors at such meeting or at any other meeting.

Section 3.3                      Qualification.  An officer may, but need not, be a director or stockholder.  No officer shall he a director solely by virtue of being an officer.  Any two or more offices may be held by the same person.  The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.  Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.  The premiums for such bonds may be paid by the corporation.

Section 3.4                      Tenure.  Except as otherwise provided by the Articles of Organization or these Bylaws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5                      Removal.  Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

Section 3.6                      Resignation.  Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, clerk, or assistant clerk, if any, and such resignation shall be effective upon receipt unless it specified to be effective at some other time or upon the happening of some event.

Section 3.7                      Vacancies.  A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3.8                      President.  The president shall be the chief executive officer of the corporation.  Except as otherwise voted by the board or directors, the president shall preside at all meetings of the stockholders and of the board of directors at which present.  The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

Section 3.9                      Vice-Presidents.  Vice-presidents, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.10                      Treasurer and Assistant Treasurers.  The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation.  The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide.  The treasurer shall keep or cause to be kept full and accurate records of-account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation.  The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors.  The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation.  The treasurer shall have the power to borrow money and enter into and execute arrangements as to advances, loans and credits to the corporation.  The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.11                      Clerk and Assistant Clerks.  The clerk shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation.  The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer.  The clerk shall notify the stockholders and directors, when required by law or by these Bylaws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe.  The clerk shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required.  In the absence of the clerk at any such meeting, a temporary clerk be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant clerks, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

Section 3.12                      Other Powers and Duties.  Subject to these Bylaws and to such  limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

ARTICLE IV

CAPITAL STOCK

Section 4.1                      Stock Certificates.  Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall be prescribed from time to time by the board of directors in conformity to law.  Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued.  The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.  If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2                      Transfer of Shares.  Title to a certificate of stock and to the shares represented thereby shall he transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby.  Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

Section 4.3                      Record Holders.  Except as otherwise may be required by law, by the Articles of Organization or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.  It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4.4                      Record Date.

(a) In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date in advance, which shall not be more than 60 days prior to any other action.  In such case only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the record date.

(b)           If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 4.5                      Transfer Agent and Registrar for Shares of Corporation.  The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation.  Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares. and the date of issue of the certificates representing such shares.  Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued.  The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation.  The name and address of a stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of the persons who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation.  Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

Section 4.6                      Loss of Certificates.  In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

Section 4.7                      Restrictions on Transfer.  Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Articles of Organization, the Bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 4.8                      Multiple Classes of Stock.  The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Articles of Organization.  At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization and these Bylaws.  Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE V

DIVIDENDS

Section 5.1                      Declaration of Dividends.  Except as otherwise required by law or by the Articles of Organization the board of directors may, in its discretion, declare what, if any, dividends shall be paid by the corporation.  Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof.  Dividends shall he payable upon such dates as the board of directors may designate,

Section 5.2                      Reserves.  Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

ARTICLE VI

POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION

Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person's relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.  Any director of the corporation who is interested in any such transaction may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction.  This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII

INDEMNIFICATION

Section 7.1                      Definitions.  For purposes of this Article VII, the following terms shall have the meanings indicated:

"Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which suet' person is or was serving at the express written request of the corporation.

"Court" means the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

"Covered Person" means a person who is a present or former director or Officer of the corporation and shall include such person's legal representatives, heirs, executors and administrators.

"Disinterested" describes any individual, whether or not that individual is a director, Officer, employee or agent of the corporation, who is not and was not threatened to be made a party to We Proceeding in respect of which indemnification, advancement of Expenses or other action is sought by a Covered Person.

"Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs_ transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

"Good Faith" shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

"Improper Personal Benefit" shall include, but not be limited to, the receipt of a financial profit, monies or other advantage not also accruing to the corporation or to the stockholders generally by reason of a person's Corporate Status and which is unrelated to his usual compensation including, but not limited to, (i) in exchange for the exercise of influence over the corporation's affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the corporation's securities.  Notwithstanding the foregoing, "Improper Personal Benefit" shall not include any benefit directly or indirectly related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the corporation.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or the Covered Person in an action to determine the Covered Person's rights under this Article.

"Officer" means the president, vice presidents, treasurer, assistant treasurer(s), clerk, assistant clerk(s), secretary, assistant secretary and such other executive officers as are appointed by the board of directors of the corporation and explicitly entitled to indemnification hereunder.

"Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initialed by the Covered Person, hut including one initiated by a Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section 7.14 of this Article.  "Proceeding" shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 7.2                      Right  to Indemnification General.

(a)           Covered Persons.  The corporation may indemnify, and may advance Expenses, to each Covered Person who is, was or is threatened to be made a party or otherwise involved in any Proceeding in the manner provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.  The indemnification provisions in this Article shall be deemed to be a contract between the corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Massachusetts Business Corporation law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a contract may not be modified retroactively without the consent of such Covered Person.

(b)           Employees and Agents.  The corporation may, to the extent authorized from time to time by the board of directors, grant indemnification and the advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of Expenses of Covered Persons.

(c)           Adverse Adjudication.  Notwithstanding any provision of this Article to the contrary, no indemnification shall be provided for any Covered Person with respect to any matter as to which he shall have been adjudicated in any Proceeding not to have acted in Good Faith.

Section 7.3                      Proceedings Other Than in the Right of the Corporation.  Each Covered Person may be entitled to the rights of indemnification provided in this Section if, by reason of such Covered Person's Corporate Status, such Covered Person is, was or is threatened to bemade, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation.  Each Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

Section 7.4                      Proceedings by or in the Right of the Corporation.  Each Covered Person may be entitled to the rights of indemnification provided in this Section if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor.  Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or On such Covered Person's behalf in connection with such Proceeding if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.  Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

Section 7.5                      Indemnification of a Party Who is Wholly or Partly Successful.  Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Persons Corporate Status, a party to or is otherwise involved in and successful, on the merits or otherwise, in any Proceeding, such Covered Person may be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.  If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation may indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.6                      Indemnification for Expenses of a Witness.  Notwithstanding any provision of this Article to the contrary, to the extent that a Coveted Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

Section 7.7                      Advancement of Expenses.  Notwithstanding any provision of this Article to the contrary, the corporation may advance all reasonable Expenses which, by reason of a Covered Person's Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within 30 days after the receipt by the corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses.  Any advance and undertaking to repay pursuant to this Section shall he interest-free and made without reference to the financial ability of the Covered Person to make such repayment, as the corporation sees fit.  Advancement of Expenses pursuant to this Section shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body.  The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section.

Section 7.8                      Notification and Defense of Claim.

(a)           Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding.  The failure to notify the corporation will not relieve the corporation from any liability which it may have to such Covered Person otherwise than under this Article.

(b)           With respect to any Proceedings as to which a Covered Person notifies the corporation that the Covered Person may make a claim:

(i)           the corporation will be entitled to participate in the defense at its own expense: and

(ii)           except as otherwise provided in paragraph (c) or (d), the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Covered Person.  After notice front the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in paragraph (c).

(c)           The Covered Person shall have the right to employ his own counsel in a Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall he at the expense of the Covered Person except as provided in this paragraph.  The fees and expenses of the Covered Person's own counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding.

(d)           The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of, any Proceeding brought by or in the right of the corporation.

(e)           Notwithstanding any provision of this Article to the contrary, the corporation shall not be obligated to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent.  The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent.  Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

(f)           If it is determined that the Covered Person is entitled to indemnification payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within ten days alter such determination.

Section 7.9                      Procedures.

(a)           Method of Determination.  A determination (as provided for by this Article or if required by applicable law in the specific ease) with respect to a Covered Person's entitlement to indemnification shall be made either (i) by the board of directors by a majority vote of a quorum consisting of Disinterested directors, or (ii) in the event that a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (iii) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

(b)           Initiating Request.  A Covered Person who seeks indemnification under this Article shall submit a Request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.

(c)           Presumptions.  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall not presume that the Covered Person is or is not entitled to indemnification under this Article.

(d)           Burden of Proof.  Each Covered Person shall bear the burden of going forward and demonstrating sufficient facts to support his claim for entitlement to indemnification under this Article.  That burden shall be deemed satisfied by the submission of an initial Request for Indemnification pursuant to paragraph (b) above.

(e)           Effect of Other Proceedings.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

Section 7.10                      Action by the Corporation.  Any action, payment, advance determination other than a determination ma& pursuant to Section 7.9(a) above, authorization, requirement, grant of indemnification or other action taken by the Corporation pursuant to this Article shall he effected exclusively through any Disinterested person so authorized by the board of directors of the Corporation, including the president or any vice president of the corporation.

Section 7.11                      Non-Exclusivity.  The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Articles of Organization, these Bylaws, any agreement, a vote of stockholders or a resolution of the board of directors, or otherwise.  No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to an Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person's Corporate Status or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

Section 7.12                      Insurance.  The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Massachusetts Business Corporation Law,

Section 7.13                      No Duplicative Payment.  The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 7.14                      Expenses of Adjudication.  In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, such Covered Person shall he entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section 7.1 of this Article) actually and reasonably :.incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein.  If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 7.15                      Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)           the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall riot in any way be affected or impaired thereby; and

(b)           to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to he invalid, illegal or unenforceable, that is not. itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1                      Articles of Organization.  All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

Section 8.2                      Fiscal Year.  Except as from time to time otherwise provided by the board of director, the corporation shall have a 52-53 week fiscal year which shall end as of the close of business on the Sunday closest to September 30th in each year.

Section 8.3                      Corporate Seal.  The board of directors shall have the power to adopt and alter the seal of the corporation.

Section 8.4                      Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall he signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

Section 8.5                      Voting of Securities.  Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or share-holders of any other corporation or organization, any of whose securities are held by this corporation.

Section 8.6                      Evidence of Authority.  A certificate by the clerk or any assistant clerk as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action.  The exercise of any power which by law, by the Articles of Organization or by these Bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section  8.7                      Corporate Records.  The original, or attested copies, of the Articles of Organization, Bylaws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock. held by each) shall be kept in Massachusetts at the principal office of the corporation, or at an office of its resident agent, transfer agent or of the clerk or of the assistant clerk, if any.  Said copies and records need not all be kept in the same office.  They shall he available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 8.8                      Charitable Contributions.  The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

ARTICLE IX

AMENDMENTS

Section 9.1                      Amendment by Stockholders.  Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote.  After stock has been issued, these Bylaws may be amended, altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Articles of Organization or these Bylaws, such amendment shall require the vote that would have been required by such other provision.  Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 9.2                      Amendment by Board of Directors.

(a)           These Bylaws may be amended, altered or repealed by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:

(i)           changes the stockholder voting requirements for any action;

(ii)           alters or abolishes tiny preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(iii)           alters the provisions of Articles VII or IX hereof; or

(iv)           permits the board of directors to take any action which under law, the Articles of Organization or these Bylaws is required to he taken by the stockholders.

(b)           If the Bylaws are amended or altered by the board of directors, notice of the bamendment, alteration or repeal shall be given to all stockholders entitled to vote not later than the time of giving notice of the next meeting of stockholders following such amendment, alteration or repeal.

(c)           Any amendment of these Bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

Section 8.8                      Charitable Contributions.  The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

ARTICLE IX

AMENDMENTS

Section 9.1                      Amendment by Stockholders.  Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote.  After stock has been issued, these.  Bylaws may be amended, altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Articles of Organization or these Bylaws, such amendment shall require the vote that would have been required by such other provision.  Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

Section 9.2                      Amendment by Board of Directors.

(a)           These Bylaws may be amended, altered or repealed by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:

(i)           changes the stockholder voting requirements for any action;

(ii)           alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(iii)           alters the provisions of Articles VII or IX hereof; or

(iv)           permits the board of directors to take any action which wider law, the Articles of Organization or these Bylaws is required to be taken by the stockholders.

(b)           If the Bylaws are amended or altered by the board of directors, notice of the amendment, alteration or repeal shall he given to all stockholders entitled to vote not later than the time of giving notice of the next meeting of stockholders following such amendment, alteration or repeal.

(c)           Any amendment of these Bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

BYLAWS

TABLE OF CONTENTS

ARTICLE I STOCKHOLDERS	1

Section 1.1	Annual Meetings	1

Section 1.2	Special Meetings	1

Section 1.3	Notice of Meeting	1

Section 1.4	Quorum	2

Section 1.5	Voting and Proxies	2

Section 1.6	Action at Meeting	2

Section 1.7	Action Without Meeting	2

Section 1.8	Voting of Shares of Certain Holders	2

ARTICLE II BOARD OF DIRECTORS	3

Section 2.1	Powers	3

Section 2.2	Number of Directors; Qualifications	3

Section 2.3	Nomination of Directors	3

Section 2.4	Election of Directors	4

Section 2.5	Vacancies; Reduction of the Board	4

Section 2.6	Enlargement of the Board	4

Section 2.7	Tenure and Resignation	4

Section 2.8	Removal	4

Section 2.9	Meetings	5

Section 2.10	Notice of Meeting	5

Section 2.11	Agenda	5

Section 2.12	Quorum	5

Section 2.13	Action at Meeting	5

Section 2.14	Action Without Meeting	6

Section 2.15	Committees	6

ARTICLE III OFFICERS	6

Section 3.1	Officers Enumerated	6

Section 2.2	Election	6

Section 3.3	Qualification	6

Section 3.4	Tenure	6

Section 3.5	Removal	7

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Section 3.6	Resignation	7

Section 3.7	Vacancies	7

Section 3.8	President	7

Section 3.9	Vice-Presidents	7

Section 3.10	Treasurer and Assistant Treasurers	7

Section 3.11	Clerk and Assistant Clerks	7

Section 3.12	Other Powers and Duties	8

ARTICLE IV CAPITAL STOCK	8

Section 4.1	Stock Certificates	8

Section 4.2	Transfer of Shares	8

Section 4.3	Record Holders	8

Section 4.4	Record Date	9

Section 4.5	Transfer Agent and Registrar for Shares of Corporation	9

Section 4.6	Loss of Certificates	10

Section 4.7	Restrictions on Transfer	10

Section 4.8	Multiple Classes of Stock	10

ARTICLE V DIVIDENDS	10

Section 5.1	Declaration of Dividends	10

Section 5.2	Reserves	10

ARTICLE VI POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION	11

ARTICLE VII INDEMNIFICATION	11

Section 7.1	Definitions	11

Section 7.2	Right to Indemnification General	13

Section 7.3	Proceedings Other Than in the Right of the Corporation	13

Section 7.4	Proceedings by or in the Right of the Corporation	13

Section 7.5	Indemnification of a Party Who is Wholly or Partly Successful	14

Section 7.6	Indemnification for Expenses of a Witness	14

Section 7.7	Advancement of Expenses	14

Section 7.8	Notification and Defense of Claim	15

Section 7.9	Procedures	16

Section 7.10	Action by the Corporation	16

Section 7.11	Non-Exclusivity	16

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Section 7.12	Insurance	17

Section 7.13	No Duplicative Payment	17

Section 7.14	Expenses of Adjudication	17

Section 7.15	Severability	17

ARTICLE VIII MISCELLANEOUS PROVISIONS	18

Section 8.1	Articles of Organization	18

Section 8.2	Fiscal Year	18

Section 8.3	Corporate Seal	18

Section 8.4	Execution of Instruments	18

Section 8.5	Voting of Securities	18

Section 8.6	Evidence of Authority	18

Section 8.7	Corporate Records	18

Section 8.8	Charitable Contributions	19

ARTICLE IX AMENDMENTS	19

Section 9.1	Amendment by Stockholders	19

Section 9.2	Amendment by Board of Directors	19

Section 8.8	Charitable Contributions	20

ARTICLE IX AMENDMENTS	20

Section 9.1	Amendment by Stockholders	20

Section 9.2	Amendment by Board of Directors	20

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